UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________________________________________________
FORM 8-K
____________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 16, 2013
____________________________________________________________________

Boyd Gaming Corporation
(Exact Name of Registrant as Specified in its Charter)
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Nevada	001-12882	88-0242733
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3883 Howard Hughes Parkway, Ninth Floor
Las Vegas, Nevada 89169
(Address of Principal Executive Offices, Including Zip Code)

(702) 792-7200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

At the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of Boyd Gaming Corporation (the “Company”), held on May 16, 2013, the following proposals were voted on by the Company's stockholders, as set forth below:

Proposal 1.    Election of Directors

	Votes For	Votes Withheld	Broker Non-Votes
Robert L. Boughner	67,443,344	1,852,717	11,374,574
William R. Boyd	68,117,206	1,178,855	11,374,574
William S. Boyd	68,102,682	1,187,379	11,374,574
Richard E. Flaherty	68,976,605	319,456	11,374,574
Thomas V. Girardi	68,863,436	432,625	11,374,574
Marianne Boyd Johnson	68,111,784	1,184,277	11,374,574
Maj. Gen. Billy G. McCoy, Ret. USAF	68,841,891	454,170	11,374,574
Frederick J. Schwab	68,862,186	433,875	11,374,574
Keith E. Smith	68,826,444	469,617	11,374,574
Christine J. Spadafor	68,956,701	339,360	11,374,574
Peter M. Thomas	68,993,020	303,041	11,374,574
Veronica J. Wilson	68,761,231	534,830	11,374,574

Each of the director nominees were elected to serve as a director until the 2014 Annual Meeting of Stockholders and until their respective successors are elected and qualified.

Proposal 2.    Ratification of the Appointment of Deloitte & Touche LLP as the Company's Independent Registered
Public Accounting Firm for the Fiscal Year Ending December 31, 2013.

Votes For	Votes Against	Abstain
80,343,849	274,739	52,047

The appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013 was ratified.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2013	Boyd Gaming Corporation

/s/ Anthony D. McDuffie
Anthony D. McDuffie
Vice President and Chief Accounting Officer